EXHIBIT 10.16


                               EMPLOYMENT CONTRACT

         THIS CONTRACT, dated as of April ___, 1997, is entered by and between CHRONIMED INC., a Minnesota corporation (the "COMPANY"), and HENRY F. BLISSENBACH (the "EMPLOYEE").

         WHEREAS, the Company desires to employ the Employee as its President and Chief Operating Officer in accordance with the following terms, conditions and provisions; and

         WHEREAS, the Employee desires to perform such services for the Company, all in accordance with the following terms, conditions and provisions;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed as follows:

         1. ENGAGEMENT. The Company agrees to engage the Employee and the Employee agrees to serve the Company as President and Chief Operating Officer. The Employee shall remain a member of the Company's Board of Directors subject to election by the shareholders of the Company.

         2. TERM. The term of this Contract and Employee's employment shall commence on May 1, 1997 and shall continue thereafter for a period of three years. Upon the expiration of the original term of this Contract, this Contract shall automatically renew for successive one year terms, subject to termination as provided in Section 10.

         3. SERVICES. The Employee shall apply his best efforts and devote substantially all of his time and attention to the Company's affairs. The Employee shall perform those duties as may from time to time be assigned to him by the Company's Chief Executive Officer or Board of Directors, consistent with the offices held by Employee.

         4. COMPENSATION. The Company shall pay the Employee for his services the following salary, bonuses and benefits:

                  A. SALARY. The Employee shall be paid a base salary of $200,000.00 per year, payable on the 15th and last days of each month by direct deposit to a bank account designated by Employee. Employee shall receive an annual performance review and, contingent upon satisfactory review results, shall be eligible for increase of such base salary.

                  B. BONUS. The Employee shall participate in a Company management incentive plan, commencing July 1, 1997, which is designed to

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         deliver an annual bonus targeted at 40% of base salary and up to 60% of base salary. Employee shall meet with the Company's Chief Executive Officer, upon commencement of employment and thereafter at the beginning of every Company fiscal year, to establish qualitative initiatives and objectives for the purpose of assessing the amount of bonus to be paid Employee at the end of the associated bonus period.

                  C. STOCK OPTIONS. Employee shall be granted, or be eligible to participate in, as the case may be, the following stock option plans:

                  (i) Employee shall be awarded, upon commencement of his
              employment, a stock option grant of 50,000 shares of the Company's common stock. The stock option awarded shall be immediately vested and will permit the Employee to purchase Company stock, for a period of seven years, at the closing market price of the Company's stock on the date of commencement of Employee's employment. In the event, during the first sixth months following commencement of Employee's employment, the total market value of the 50,000 shares of Company stock subject to this option fails to reach a price at least $200,000.00 greater than the option exercise price, the Company shall pay to Employee on the six month anniversary of his employment, a lump sum equal to the difference between $200,000.00 and the highest point of gain in market price over the exercise price during the preceding six months. Such payment shall be net of any withholding taxes. The stock option plan identified above shall be reduced to a separate written agreement, consistent with these terms and to be executed by the parties.

                  (ii) Employee shall be eligible to participate in additional annual stock options consistent with option plans made available to the executive officers of the Company and pursuant to the Board's discretion. The terms of future stock options, including the number of shares available, exercise price, and vesting provisions shall be determined pursuant to each option agreement.

                  D. EMPLOYEE BENEFIT PLANS. During the term of his employment, Employee shall be entitled to participate in any employee benefit plan or plans established and maintained by the Company for its employees, in accordance with the eligibility requirements and other terms and provisions of such plan or plans. Employee acknowledges and agrees that the Company is under no obligation to Employee to establish or maintain any employee benefit plan in which Employee may participate, and that the terms and provisions of any employee benefit plan of the Company are matters solely within the exclusive province of the Board of Directors.

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         5. VACATION AND TIME OFF. Employee shall be entitled to four (4) weeks of vacation in each year of employment under the terms of this Agreement without reduction of salary. Unused vacation time may be carried over to future years of employment consistent with Company policies affecting use of employee vacation time. In addition, Employee shall be entitled to such additional time off from work, without loss of compensation, for attendance at professional meetings, conventions, approved "other business activities" as per section 13 and educational courses in accordance with the Company's general policies in this regard, as from time to time determined by its Board of Directors.

         6. EXPENSES. The Company will reimburse Employee for reasonable expenses incurred by Employee in connection with the business of the Company according to policies promulgated from time to time by the Board of Directors upon presentation by Employee of appropriate substantiation for such expenses. The Company will further reimburse Employee for Employee's monthly dues to the Wayzata Country Club in the event Employee becomes a member of that club.

         7. MEDICAL AND DENTAL COVERAGE. Employee shall be entitled to medical and dental coverage provided by the Company as offered to other employees of the Company. Employee shall also be covered by a Diagnostic Services Plan, made available to Company officers, which provides for annual physical exams beyond those available under the company's routine employee medical plan.

         8. INSURANCE. Employee agrees that the Company, in the discretion of its Board of Directors, may apply for and procure on its own behalf, life insurance on the life of Employee, for the purpose of protecting the Company against loss caused by the death of the Employee. Employee agrees to submit to medical examination and to execute or deliver any documentation reasonably required by the Company's insurer in order to effectuate such insurance.

         9. SICK LEAVE AND DISABILITY.

                  A. SICK LEAVE. Employee shall be entitled to ten (10) calendar days of sick leave in each year of employment without loss of compensation. Unused sick leave shall not be carried over to future years of employment.

                  B. DISABILITY. Notwithstanding any other provision of this Contract, if Employee is totally disabled, as defined below, for an aggregate of 180 calendar days in any one calendar year of employment, the Company shall not be obligated to pay Employee the compensation provided in this Contract for any period of total disability during such year in excess of 120 days. In such event, Employee's salary under
         Section 4 shall be prorated for such year

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         of employment in the same manner as if this Contract had been terminated at the end of such 120th day.

                  For purposes of this Contract, Employee shall be considered to be totally disabled when he is considered to be totally disabled by any insurance company used by the Company to provide disability benefits for the Employee, and Employee shall continue to be considered totally disabled until such insurance company ceases to recognize him as totally disabled for purposes of disability benefits. If no such disability policies are in effect for the benefit of Employee, or if for any reason an insurance company fails to make a determination of the question of whether Employee is totally disabled, Employee shall be considered to be totally disabled if, because of mental or physical illness or other cause, he is unable to perform the majority of his usual duties on behalf of the Company. the existence of a total disability of the Employee, the date it commenced, and the date it ceases, shall be determined by the Board of Directors and the Employee. If, the parties cannot agree on the foregoing questions of disability, then any such determination shall be made after examination of Employee by a medical doctor selected by the Board of Directors and a medical doctor selected by the Employee. If the medical doctors so selected cannot agree on the foregoing questions of disability, a third medical doctor shall be selected by the two and the opinion of a majority of all three shall be binding.

         10. TERMINATION. This Contract shall terminate upon the occurrence of any of the following:

                  A.       Written agreement of the parties to terminate;

                  B.       Employee's death;

                  C. Upon the expiration of the initial or any renewal term of this Contract, following 120 days written notice by one party to the other indicating the party's intention not to renew;

                  D. At the Company's option, if Employee shall be totally disabled, as defined above, for a continuous period in excess of nine months. The Company's option to terminate in such event shall be exercised upon at least thirty (30) days written notice to Employee;

                  E. Termination by the Company for Cause. Cause shall be defined as (i) the failure of Employee to substantially perform any duties reasonably required by the Company that are consistent with Employee's position (except as the result of any disabling injury for which Employee is then receiving benefits under a short-term or long-term disability program); (ii)

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         the commission by Employee of any criminal act, or act of fraud or dishonesty by Employee related to, or in connection with his employment by the Company;

                  F. Change of Employment or Termination Without Cause By The Company. A Change in Employment shall be deemed to have occurred if, without Employee's consent (i) Employee's position, duties, or title are materially, adversely changed without Cause; or (ii) Employee's salary or benefits are reduced without Cause, or (iii) the location of performance of most of Employee's duties is moved from the general geographic location in which Employee performed such duties prior to the move. The effective date of a Change in Employment shall be the date Employee elects, by written notice to the Company, to treat such termination as a Change in Employment, provided it occurs within 90 days of the date Employee is notified of the change in Employment. Failure to treat a particular Change in Employment as a termination of employment shall not preclude Employee from treating a subsequent Change in Employment as a termination of employment.

                  In the event Employee's employment with the Company is terminated without Cause, or a Change in Employment occurs and employee elects to treat the Change in Employment as a termination of employment and so notifies the Company of such election within 90 days following the Change of Employment (with the date of notice to be deemed the effective date of termination) or the geographic location changes as defined above, then:

                  (a) Employee shall receive payment equal to 12 months of (i) Employee's then-current annualized salary; plus (ii) the average of any bonus or incentive compensation paid or payable for the most recent two calendar years, or other period generally used by the Company to determine such bonus or incentive compensation, with such salary and bonus or incentives to be paid over a period of one year consistent with the Company's routine employee payment schedules; plus (iii) all unvested options held by Employee shall immediately vest.

                  (b) Employee shall be entitled to continue participation in the health care coverage, life insurance or employee benefit plans of the Company. The Company shall, for two years following the effective date of the termination without Cause or Change of Employment or until Employee becomes eligible for such insurance coverages with another employer, continue to provide health care coverage (or equivalent premiums) for Employee and his dependents to the same extent and cost the Company is then providing for other employees with comparable coverage during this two year period.

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         11. COVENANT NOT TO COMPETE. Employee hereby covenants and agrees that during the initial and any renewal term of this Agreement, and for a period of one year following the termination of this Contract, Employee shall not be engaged within the United States, either directly or indirectly, in any manner or capacity, whether as an advisor, principal, agent, partner, officer, director, employee, member of an association, or otherwise, in any business or activity, or own beneficially or of record five per cent (5%) or more of the outstanding stock of any class of equity securities in any corporation, in competition with the business then being conducted by the Company. If Employee should breach the foregoing covenant, the Company will cease making payments described in paragraph 10.F.(a), remaining unexercised stock options shall immediately be canceled and benefit plan provisions described in paragraph 10.F.(b) shall be discontinued.

         12. CONFIDENTIALITY. Employee will in the course of his employment with the Company have access to confidential or proprietary data or information belonging to the Company. Employee will not at any time divulge or communicate to any person (other than to a person bound by confidentiality obligations to the Company similar to those contained in this Contract) or use to the detriment of the Company or for the benefit of any other person such data or information. The provisions of this Section 12 shall survive Employees' employment hereunder regardless of the cause of termination of employment or this Contract. The phrase (confidential or proprietary data or information" shall mean information not generally available to the public including, without limitation, personal information, financial information, customer lists, supplier lists, trade secrets, secret processes, computer data and programs, pricing, marketing and advertising data. Employee acknowledges and agrees that any confidential or proprietary data or information that Employee has already acquired was in fact received in confidence and in Employee's fiduciary capacity with respect to the Company.

         All written materials, records and documents made by Employee or coming into Employee's possession during the term of employment concerning any product, processes, information or services used, developed, investigated or considered by the Company, or otherwise concerning the business or affairs of the Company, shall be the sole property of the Company and upon termination of Employee's employment for any reason, or upon request of the Board of Directors during Employee's employment, Employee shall promptly deliver the same to the Company. In addition, upon termination of Employee's employment for any reason, or upon request of the Board of Directors during Employee's employment, Employee shall deliver to the Company all other property of the Company in Employee's possession or under Employee's control including, but not limited to, financial statements, marketing and sales data, and Company credit cards.

         13. OTHER BUSINESS ACTIVITIES. Employee shall not serve as an officer of another company, whether for compensation or otherwise, requiring more than nominal duties by Employee, during the term of this Contract without the express prior written consent of the Company's Board of Directors. Employee may serve a director of other companies, or in similar capacity, provided such other companies are not in competition with the Company

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and Employees duties do not interfere with the performance of his duties and obligations to the Company.

         14. NOTICES. All notices, requests, demands and other communications provided for by this Contract shall be in writing and shall be deemed to have been given when mailed at any general or branch United States Post Office enclosed in a certified postpaid envelope, return receipt requested, and addressed to the address of the respective party stated below or to such changed address as the party may have fixed by notice:

                  If to the Employee:

                  Henry F. Blissenbach
                  607 Pond View Drive
                  Mendota Heights,  MN  55120

                  If to the Company:

                  Chairman of The Board of Directors
                  Chronimed Inc.
                  Suite 250, Ridgedale Office Center
                  13911 Ridgedale Drive
                  Minnetonka,  MN  55305

Any notice of change of address shall only be effective, however, when received.

         15. SUCCESSORS AND ASSIGNS. This Contract shall inure to the benefit of, and be binding upon, the Company, its successors and assigns, including, without limitation, any corporation which may acquire all or substantially all of the Company's assets and business or into which the Company may be consolidated or merged, and the Employee, his heirs, executors, administrators and legal representatives. The Employee may assign his right to payment, and his obligations, under this Contract.

         16. APPLICABLE LAW. This Contract shall be governed by the laws of the State of Minnesota.

         17. OTHER AGREEMENTS. This Contract supersedes all prior understandings and agreements between the parties. It may not be amended orally, but only by a writing signed by the parties hereto.

         18. NON-WAIVER. No delay or failure by either party in exercising any right under this Contract, and no partial or single exercise of that right, shall constitute a waiver of that or any other right.

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         19. HEADINGS. Headings in this Contract are for convenience only and shall not be used to interpret or construe its provisions.

         20. COUNTERPARTS. This Contract may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.



CHRONIMED INC.

By____________________________

Its___________________________


EMPLOYEE

______________________________
Henry F. Blissenbach